CORRECTION AGREEMENT

     This Correction Agreement (this "Correction Agreement") is entered into as of this 11th day of June, 1999 by and between GoProfit.com, a Nevada corporation ("GoProfit"), the undersigned shareholders of GoProfit (collectively, the "Shareholders"), and Diamond Equities, Inc., a Nevada corporation ("Diamond Equities).

                                    RECITALS

     A. GoProfit, the Shareholders and Diamond Equities are parties to that certain Stock Purchase Agreement, dated April 5, 1999 (the "Stock Purchase Agreement"), pursuant to which all of the Shareholders exchanged their shares of GoProfit for 600 shares of non-voting Class B Preferred Stock (the "Preferred Stock") of Diamond Equities.

     B. The 600 shares of Preferred Stock are convertible into 600,000 shares of common stock of Diamond Equities.

     C. The Stock Purchase Agreement explicitly states, and it has at all times been the intention of all parties to the Stock Purchase Agreement, that the exchange by the Shareholders of their shares of GoProfit for shares of Class B Preferred Stock of Diamond Equities was to be a tax-free reorganization.

     D. Since the date of the Stock Purchase Agreement, the parties have determined that one of the requirements of a tax-free reorganization is that the shares issued in such and exchange consist solely of voting shares of the acquiring corporation.

     E. Diamond Equities mistakenly issued non-voting share of Preferred Stock to the undersigned Shareholders, which issuance will cause the transaction to be in violation of one of the requirements of the tax-free reorganization provisions of the Internal Revenue Code.

     F. As a result of the mistake made by the parties to the Stock Purchase Agreement, the parties to the Stock Purchase Agreement now desire to correct the Stock Purchase Agreement and the transaction effected thereby, effective as of the original date of the Stock purchase Agreement.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the representations, warranties, and agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GoProfit, the Shareholders and Diamond Equities hereby agree as follows:

     1. Correction of Stock Purchase Agreement. The parties hereto agree that the Stock Purchase Agreement is hereby corrected and amended, effective as of April 5, 1999, to change to 600 shares of Preferred Stock received by the Shareholders from Diamond Equities pursuant to the Stock Purchase Agreement to 600,000 shares of voting common stock of Diamond Equities. Each of the parties hereto further agrees to hereafter treat the exchange effected under the Stock Purchase Agreement, for all purposes, including tax reporting purposes, financial accounting purposes, and SEC and OTC Bulleting Board reporting and public disclosure purposes, as an exchange of GoProfit common stock for common stock of Diamond Equities. In addition, the parties hereto agree to promptly take all steps necessary and proper to correct the transaction effected by the Stock Purchase Agreement, including without limitation, the following: (A) The Shareholders agree to return all certificates of Preferred Stock received by each of them under the Stock Purchase Agreement to Diamond Equities for cancellation; (B) Diamond Equities agrees to (I) execute, deliver and/or file any and all instruments, documents, notices or other agreements that reflect or evidence the correction of the Stock Purchase Agreement, (ii) issue new certificates to the Shareholders representing 600,000 shares of Diamond Equities common stock, which certificates shall be dated as of April 5, 1999, (iii) notify its transfer agent, and any other appropriate organization or agency, of the correction of the Stock Purchase Agreement.

     2. GoProfit and Shareholder Representation and Warranties. Each of the Shareholders hereby severally represents and warrants to Diamond Equities as to itself, that it still is the owner of all the shares of Preferred Stock that it received pursuant to the Stock Purchase Agreement, and that such Shareholder has not sold, transferred or pledged any of the shares of such Preferred Stock since April 5, 1999.

     3. Diamond Representations and Warranties. Diamond Equities represents and warrants to each of GoProfit and the Shareholders as follows:

          a. Corporate Existence and Power. Diamond Equities is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has corporate power and authority to enter into this Correction Agreement and the other documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

          b. Corporate Authorization of Diamond Equities. The execution, delivery and performance by Diamond Equities of this correction Agreement and any other documents delivered in connection with this correction Agreement, and the consummation by Diamond Equities of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Correction Agreement, and each of the other transaction documents to which Diamond Equities is a party, have been duly and validly executed by Diamond Equities and constitutes the legal, valid and binding agreement of Diamond Equities, enforceable against each Diamond Equities in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

          c. Non-Contravention. The execution, delivery and performance by Diamond Equities of this Correction Agreement and the other transaction documents to which Diamond Equities is a party, and consummation of the transactions contemplated hereby and thereby, do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of Diamond Equities, or (b) contravene or conflict with or constitute a violation of any material provision of any applicable law binding upon or applicable to Diamond Equities.

          d. Governmental Authorization. The execution, delivery and performance by diamond Equities of this Correction Agreement and any of the other transaction documents requires no action by, consent or approval of, or filing with, any governmental authority.

          e. Stock Issuance. All of the 600,000 shares of Diamond Equities' common stock issued to the Shareholders pursuant to the Stock Purchase
Agreement, as corrected, are validly issued, outstanding, fully paid and nonassessable shares of Diamond Equities common stock.

     4. Public Announcements. Each party hereto agrees that, without the consent of the other party, it will not, except as may be required by applicable law, issue any press release or make any public statement with respect to this Correction Agreement or the transactions contemplated hereby. The parties hereto acknowledge that Diamond Equities is a public company and, accordingly, that it may have to issue a press release regarding the Correction Agreement. In the event that Diamond Equities does issue such a press release, Diamond Equities hereby agrees to provide GoProfit with a copy of any such press release prior to its issuance and, in good faith, to take into account any comments GoProfit may reasonably have regarding the disclosure made in any such press release.

     5. Specific Performance. The parties hereto recognize and agree that in the event of a breach by one party hereto of this Correction Agreement, money damages would not be an adequate remedy to the other party for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by the non-breaching party therefrom. Accordingly, if there should be a breach or threatened breach by one party of provisions of this Correction Agreement, the non-breaching party or parties shall be entitled to an injunction restraining the breaching party from any breach without showing or proving actual damage sustained by the non-breaching party.

     6. Further Assurances. Subject to the terms and conditions of this Correction Agreement, each party will use all reasonable good faith efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or reasonably desirable under applicable law to consummate the transactions contemplated by this Correction Agreement. The parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Correction Agreement.

     7. Counterparts. This Correction Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     8. Cumulative Remedies. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9. Third Party Beneficiaries. No provision of this Correction Agreement shall create any third party beneficiary rights in any person, other than the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Correction Agreement to be duly executed by them or by their respective authorized officers as of the day and year first above written.


GP:                                       Diamond:
GOPROFIT                                  DIAMOND EQUITIES, INC.
a Nevada corporation                      a Nevada corporation



By: /s/ David Firestone                 By: /s/ David D. Westfere
   -------------------------------         ----------------------------------
    David Firestone, President             David D. Westfere, President & CEO



By: /s/ Louis Torres                    By: /s/ Todd D. Chisholm
   -------------------------------         ----------------------------------
    Louis Torres, Secretary/Treasurer      Todd D. Chisholm, Secretary/Treasurer

--------------------------------------------------------------------------------
Seller:
SHAREHOLDERS OF GOPROFIT




By: /s/                                      By: /s/ David Firestone
   -------------------------------              --------------------------------
   GlobalVest Financial, Inc. (400,000)         David Firestone (400,000)


        For and on behalf of
By: /s/ VICKERY LIMITED-Director             By: /s/ Jeff Dalton
   -------------------------------              --------------------------------
     Hane Development LTD (400,000)             Jeff Dalton (400,000)



By: /s/ Louis Torres                         By: /s/ David Holifield
   -------------------------------              --------------------------------
     Louis Torres (400,000)                     David Holifield (400,000)


By: /s/
   -------------------------------
     For and on behalf of
       WOODWARD LIMITED-Director